UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2020

SANUWAVE Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52985	20-1176000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3360 Martin Farm Road, Suite 100
Suwanee, Georgia 30024
(Address of Principal Executive Offices, and Zip Code)

(770) 419-7525
Registrant’s Telephone Number, Including Area Code

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each classTrading Symbol(s)Name of each exchange on which registeredCommon Stock, par value $0.001SNWVOTCQBIndicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01
Entry into a Definitive Material Agreement.

On June 7, 2020, Sanuwave Health, Inc. (the “Company”) entered into an agreement with Celularity Inc. (“Celularity”) pursuant to which the Company paid Celularity $1,110,000 for an exclusive and irrevocable option to purchase Celularity’s UltraMIST assets and partnership rights for its wound care biologic products. The payment for the option is non-refundable, but upon the consummation of the acquisition of such assets and rights on substantially the terms set forth in the non-binding letter of intent previously executed by the parties, such option payment shall be deducted from the purchase price. The option automatically expires on July 14, 2020.

Item 7.01
Regulation FD.

The Company issued a press release regarding the option agreement entered into with Celularity. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01
Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.
Description

99.1
Press Release issued by the Company on June 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

Dated: June 10, 2020	By:	/s/ Lisa E. Sundstrom
Name: Lisa E. Sundstrom
Title: Chief Financial Officer